Exhibit 24.1

CLIFFS NATURAL RESOURCES INC.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cliffs Natural Resources Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Joseph A. Carrabba, Laurie Brlas, Terrance M. Paradie and George W. Hawk, Jr., or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, of Common Shares of the Registrant issuable in connection with the Cleveland-Cliffs Inc. 2007 Incentive Equity Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 22nd day of February 2010.

/s/ Joseph A. Carrabba	/s/ Laurie Brlas
Joseph A. Carrabba	Laurie Brlas
Chairman of the Board, President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer

/s/ Terrance M. Paradie	/s/ Ronald C. Cambre
Terrance M. Paradie	Ronald C. Cambre
Vice President, Corporate Controller and Chief Accounting Officer	Director

/s/ Susan M. Cunningham	/s/ Barry J. Eldridge
Susan M. Cunningham	Barry J. Eldridge
Director	Director

/s/ Susan M. Green	/s/ Janice K. Henry
Susan M. Green	Janice K. Henry
Director	Director

/s/ James D. Ireland, III	/s/ Francis R. McAllister
James D. Ireland, III	Francis R. McAllister
Director	Director

/s/ Roger Phillips	/s/ Richard K. Riederer
Roger Phillips	Richard K. Riederer
Director	Director

/s/ Alan Schwartz
Alan Schwartz
Director